Exhibit 99.1

Penn Virginia and Denbury Mutually Agree to Terminate Merger Agreement

HOUSTON, March 21, 2019 – Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ: PVAC) today announced it has mutually agreed with Denbury Resources Inc. (NYSE: DNR) (“Denbury”) to terminate their previously announced merger agreement.

“After careful consideration, the Penn Virginia board of directors decided that it is in the best interests of the Company and our shareholders to mutually agree to terminate our merger agreement with Denbury,” said John A. Brooks, President and Chief Executive Officer of Penn Virginia. “Given the caliber and dedication of our team, the high quality of our assets and the strength of our balance sheet, we believe we are well positioned to continue to execute our previously announced two rig development plan, which is expected to be fully funded from cash flow. We remain focused on developing our assets and maximizing value for our shareholders as a standalone company.”

As a result, the special meeting of Penn Virginia’s shareholders, which was to be held on April 17, 2019, will not take place. Under the terms of the merger agreement and the termination agreement, neither Penn Virginia nor Denbury will be responsible for any payments to the other party as a result of the termination of the merger agreement.

In light of this recent development, the Company intends to provide an operational and guidance update no later than its first quarter 2019 earnings report in May.

About Penn Virginia Corporation

Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.

Forward-Looking Statements

This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements include, but are not limited to, statements regarding the termination of the proposed merger (the “Merger”) between Penn Virginia and Denbury; the outcome of legal and regulatory matters in connection with the Merger or the termination of the Merger Agreement; the obligations of Penn Virginia or Denbury related to the termination of the Merger Agreement; the competitive ability and position of Penn Virginia following the termination of the Merger Agreement; the ability of Penn Virginia to implement new business strategies following the termination of the Merger Agreement and any assumptions underlying any of the foregoing. We use words such as “anticipate,” “guidance,” “assumptions,” “projects,” “estimates,” “outlook,” “expects,” “continues,” “intends,” “plans,” “believes,” “forecasts,” “future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could” and variations of such words or similar expressions and variations, including the negative thereof, to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing to fund our capital expenditures and meet working capital needs; negative events or publicity adversely affecting our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; plans, objectives, expectations and intentions contained in this communication that are not historical; our ability to execute our business plan in volatile and depressed commodity price environments; any decline in and volatility of commodity prices for oil, NGLs, and natural gas; our anticipated production and development results; our ability to develop, explore for, acquire and replace oil and natural gas reserves and sustain production; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; any impairments, write-downs or write-offs of our reserves or assets; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, supplies and services at reasonable costs; our ability to obtain adequate pipeline transportation capacity for our oil and gas production at reasonable cost and to sell the production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and natural gas reserves; drilling and operating risks; concentration of assets; our ability to compete effectively against other oil and gas companies; leasehold terms expiring before production can be established and our ability to replace expired leases; costs or results of any strategic initiatives; environmental obligations, results of new drilling activities, locations and methods, costs and liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; the effect of commodity and financial derivative arrangements, and counterparty risk related to the ability of parties to these arrangements to meet their future obligations; the occurrence of unusual weather or operating conditions, including force majeure events and hurricanes; our ability to retain or attract senior management and key employees; compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; physical, electronic and cybersecurity breaches; litigation that impacts us, our assets or our midstream service providers; uncertainties relating to general domestic and international economic and political conditions; the impact of our review of strategic alternatives; the risk that any announcements relating to the termination of the Merger Agreement could have adverse effects on the market price of Penn Virginia’s common stock, and the risk that the termination of the Merger Agreement and its announcement could have an adverse effect on the ability of Penn Virginia to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; significant transaction costs from the terminated Merger; unknown liabilities; the risk of litigation and/or regulatory actions related to the Merger or the termination of the Merger Agreement; potential changes to our strategy as a result of the termination of the Merger Agreement; and other risks set forth in our filings with the SEC. Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this communication speak only as of the date of communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Contact

Clay Jeansonne

Investor Relations

Ph: (713) 722-6540

E-Mail: invest@pennvirginia.com